UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2014

POWER REIT
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

000-54560
(Commission File Number)

45-3116572
(IRS Employer Identification No.)

301 Winding Road
Old Bethpage, NY 11804
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

The Declaration of Trust of Power REIT imposes certain limits on the ownership of Power REIT’s shares of beneficial interest (“Shares”). These limits are intended to help protect against violations of the ownership concentration limitations imposed under the Internal Revenue Code upon entities, such as Power REIT, that qualify as real estate investment trusts. The Declaration of Trust also permits Power REIT’s trustees, in their sole discretion, to exempt, prospectively and retroactively, any person from the ownership limits, provided certain requirements set forth in the Declaration of Trust are met.

The Board of Trustees of Power REIT received a request dated April 22, 2014 from Hudson Bay Partners, LP on behalf of itself and its affiliates, including David H. Lesser, who serves as Power REIT’s Chairman, CEO, Secretary & Treasurer, for an exemption, as permitted under the Declaration of Trust, from the Ownership Limit, as defined in the Declaration of Trust. The Trust’s independent trustees have reviewed the request and, having found that the applicable requirements set forth in the Declaration of Trust have been met, that Power REIT has sufficient protections against violations of the ownership concentration limitations and that granting the exemption is the in the best interests of Power REIT, have granted the requested exemption.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Ex. No.	Description

99.1	Request for exemption

99.2	Resolution granting request for exemption

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER REIT

Date: April 28, 2014	By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer